CERTIFICATE OF DESIGNATION OF
                SERIES I CONVERTIBLE PREFERRED STOCK
                                 OF
                         ESYNCH CORPORATION,
                       A DELAWARE CORPORATION

                 (Pursuant to Section 151(g) of the
                  Delaware General Corporation Law)

      The undersigned, Thomas C. Hemingway and T. Richard Hutt, hereby certify that:

      I. They are the duly elected and acting President and Secretary, respectively, of ESYNCH Corporation, a Delaware corporation (the "Company").

      II. The Certificate of Incorporation of the Company authorizes 1,000,000 shares of preferred stock, par value $.001 per share, of which none remain outstanding and no previous certificate of designation of any series of preferred stock remains in existence. Other than such preferred stock and the common stock of the Company, the Company has no other stock which is either outstanding, issued or authorized.

      III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors by written consent on November 16__, 1998, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                             RESOLUTIONS

       WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof; and

       WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

       NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

       Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of Preferred Stock shall be designated as the Series I Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 600,000. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $1.00 per share (the "Stated Value").

       Section 2. DIVIDENDS. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, when, as and if declared by the Board of Directors. Such dividends shall not be cumulative and no undeclared or unpaid dividend shall bear interest. No dividends, payment or other distribution of any type (including share repurchases, stock dividends and returns of capital) shall be paid on or with respect to any Common Stock of the Company during any fiscal year of the Company unless a dividend is simultaneously paid with respect to all outstanding shares of Preferred Stock (including the amount of any dividends paid pursuant to the above provisions of this Section 2) in an amount for each such share of Preferred Stock equal to the aggregate amount of such dividends for all shares of Common Stock into which each such share of Preferred Stock could then be converted as if the Preferred Stock were able to convert and did convert into Common Stock, and without regard to the number of shares of authorized and unissued Common Stock reserved for conversion.

       Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall vote together as a single class with the Common Stock with each share of Preferred Stock having the same number of votes as all shares of Common Stock into which each such share of Preferred Stock could then be converted. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, voting as a separate class,
 (i) alter or change the powers, preferences or rights given to the Preferred Stock or any other class or series of stock of the Company , (ii) authorize, create, issue or reissue any class or series of stock ranking as to voting, dividends or distribution of assets upon a Liquidation (as defined below) senior to or prior to the Common Stock or the Preferred Stock, or agree to do any of the foregoing, or (iii) authorize or adopt any agreement for issuance of any shares of any series of stock that are senior to or on a parity with the Preferred Stock as to dividends, liquidation rights or redemption rights.

       Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, before any distribution or payment shall be made to the holders of any Junior Securities, an amount for each share of Preferred Stock equal to the greater of (I) the Stated Value, plus an amount equal to any accrued but unpaid dividends per share, but without interest, or (II) the amounts that would be payable on the number of shares of Common Stock into which such share could be converted as if the Preferred Stock were able to convert and did convert into Common Stock, and without regard to the number of shares of authorized and unissued Common Stock reserved for conversion, and if the assets of the Company shall be insufficient to pay in full the greater of such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a Liquidation; PROVIDED that, a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5(c)(vii). The Company shall mail written notice of any such liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

       Section 5. CONVERSION.

            (a)   Each share of Preferred Stock shall be
 convertible into that number of shares of Common Stock equal to the Conversion Ratio (as defined in Section 7) at the option of the holder in whole or in part at any time after the earlier (the "Conversion Ratio Date") to occur of (a) the first anniversary of the Original Issue Date (the "Anniversary Date") or (b) the date of the Second Funding (as defined in Section 6), subject only to prior redemption of shares of Preferred Stock as provided in
 Section 6. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as EXHIBIT A (the "Conversion Notice") in the manner set forth in Section (i).
 Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice by facsimile (the "Conversion Date"). Subject to Section 5(b), and the terms of the Conversion Notice as attached hereto, each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

            (b) Not later than ten (10) Business Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law), representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; PROVIDED, HOWEVER that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this
 Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the case of a conversion pursuant to a Conversion Notice, if such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before such holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

            (c)   (i)   The conversion price for each share of
 Preferred Stock (the "Conversion Price") shall be equal to the lesser of (x) $3.00 and (y) either (i) the average of closing bid price for the Common Stock on the OTC Bulletin Board (or automated quotation system of a registered securities association or national securities exchange upon which such stock is then principally traded) on each of the ten Trading Days ending on the day immediately preceding the Conversion Ratio Date, or (ii) if the Common Stock is not then quoted on the OTC Bulletin Board (or automated quotation system of a registered securities association or national securities exchange), then at the opening bid price for the Common Stock on the first day the Common Stock is subsequently quoted on the OTC Bulletin Board (or automated quotation system of a registered securities association or national securities exchange). Further, the holders of Preferred Stock shall not trade in the Common Stock with the purpose or effect of manipulating the Trading Price of the Common Stock through the Anniversary Date.

             (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price designated in Section 5(c)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

             (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the greater of (A) the Conversion Price prior to the record date mentioned below or (B) the Per Share Market Value at the record date mentioned below, the Conversion Price designated in Section 5(c)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price (based on the minimum possible offering price if such price cannot be determined at the time of issuance) of the total number of shares so offered would purchase at the greater of the Conversion Price or such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of all rights or warrants to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 5(c)(i) pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price designated in Section 5(c)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

             (iv) Subject to any restriction or limitation on distributions by the Company set forth in this Certificate or under applicable law, if the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(c)(iii) above) then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which (I) the denominator shall be the greater of (A) the Conversion Price in effect immediately prior to the record date or (B) the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which (II) the numerator shall be the difference between (X) an amount equal to the greater of (A) the Conversion Price in effect immediately prior to the record date or (B) the Per Share Market Value of Common Stock determined as of the record date mentioned above, in either case minus (Y) the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; PROVIDED, HOWEVER that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock; and PROVIDED, FURTHER that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser.
  In either case the adjustments shall be described in a statement provided to all holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

             (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. These adjustment thresholds shall be adjusted downward, but not upward, in the event of stock splits, stock dividends or any similar events.

             (vi) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii), (iv) or (v), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

             (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled, without regard to an insufficient number of shares of authorized and unissued Common Stock reserved for conversion. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities or property set forth in this Section 5(c)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

             (viii)     If:

                  a. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  b.    the Company shall declare a special
 nonrecurring cash dividend on or a redemption of its Common Stock; or

                  c. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  d. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                  e. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;
 then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
 (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

            (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and an independent reputable appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such appraiser, shall have the right to select an additional independent reputable appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; PROVIDED, HOWEVER, that no such adjustment of the Conversion Price shall be made which in the opinion of the appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

            (e) The Company covenants that it will use its best efforts to cause a sufficient number of shares of Common Stock, or as large a portion thereof as possible, to be authorized and unissued, and shall at all times thereafter reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(b) and Section 5(d) hereof) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

            (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the greater of the Per Share Market Value at such time or the product of the Redemption Price multiplied by the Conversion Ratio. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

            (g) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (h) Shares of the Series I Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock, par value $.001.

            (i) Each Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) prior to 10:59 p.m. (Pacific Time) on any date, such date or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this
 Section 5(i) after 10:59 p.m. (Pacific Time) on any date, the next date or such later date as is specified in the Conversion Notice,
 (ii) five days after deposit in the United States mail, or (iii) if delivered in another way, upon actual receipt by the party to whom such notice is required to be given.

       Section 6. REDEMPTION.

            (a) The Preferred Stock shall be subject to redemption at the option of the Company at any time, in whole but not in part, at a redemption price (the "Redemption Price") equal to one dollar ($1.00) per share of Preferred Stock (subject to adjustment if the Preferred Stock of the Company shall be changed into a different number of shares, whether by recapitalization, reclassification or otherwise, and then and in each such event the holder of shares of Preferred Stock shall have the right thereafter to receive upon redemption such same amount aggregately receivable immediately prior to reorganization, reclassification or other change of the number of shares of Preferred Stock apportioned among the number of shares into which such shares of Preferred Stock are changed). In addition, the Company shall be required to redeem the Preferred Stock at the Redemption Price per share as follows: (a) the Company must redeem Preferred Stock having a Redemption Price equal in the aggregate to $200,000, pro rata according to the liquidation value of the shares of Acquiror Preferred Stock held by each holder thereof, promptly following the consummation of any single source of funding, or any sources of funding in the aggregate, for which the gross proceeds any time following the Original Issue Date, to the Company and any of its direct or indirect subsidiaries equals or exceeds $1,500,000 in cash (the "First Funding"), and (b) the Company must redeem Preferred Stock having a Redemption Price equal in the aggregate to $200,000, pro rata according to the liquidation value of the shares of Preferred Stock held by each holder thereof, promptly following the consummation, any time following the Original Issue Date, of any single source of funding, or any sources of funding in the aggregate, in each case subsequent to the First Funding, for which the gross proceeds to the Company and any of its direct or indirect subsidiaries equals or exceeds $3,000,000 in cash (the "Second Funding"), provided that if either (or both) of the First Funding or the Second Funding is consummated prior to the Original Issue Date, the redemption shall not be commenced until immediately following the Original Issue Date.

            (b) The call for redemption may be made only upon notice to each holder of Preferred Stock. Notice of any proposed redemption pursuant to this Section of shares of Preferred Stock shall be sent by reputable overnight courier to each record holder of the shares of Preferred Stock to be redeemed at least ten (10) but not more than ninety (90) days prior to the Redemption Date. Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to receive the Redemption Price, (iv) the shares of Preferred Stock to be redeemed, and (v) the then effective Conversion Price and that the right, if any, of holders of shares of Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the fifth business day preceding the Redemption Date (provided that no default by the Company in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing. Any notice sent in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. In order to facilitate the redemption of the Preferred Stock, the Board of Directors may fix a record date for determination of holders of Preferred Stock to be redeemed, which shall not be more than sixty days prior to the Redemption date with respect thereto.

            (c)   Payment of Redemption Price.

             (i) Methods of Payment. The Redemption Price for the shares being redeemed may be payable by the Company's check payable to the order of the person whose name appears on the certificate or certificates therefor as the owner thereof, or to such payee as such owner may designate in writing to the Company not later than the fifth business day prior to the Redemption Date. Payment by check shall be sent on the Redemption Date by first class, certified mail, postage prepaid by the Company to such owner or payee, as the case may be. The Company also may deposit the amount of the Redemption Price with a bank or trust company designated in the Company's notice of redemption, irrevocably in trust for the benefit of the holder.

             (ii) Condition To Payment. The holder of any shares of Preferred Stock redeemed upon any exercise of the Company's or such holder's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the Company at its then principal executive office or any other place specified in a redemption notice given by the Company (i) the certificate(s) representing such shares of Preferred Stock and (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Preferred Stock to the Company free of any adverse interest, in the manner and at the place designated by the Company, by no later than the second (2nd) Business Day preceding the Redemption Date. In the event fewer than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

             (iii) Redemption from Certain Funds. Notwithstanding any provisions herein to the contrary, the Company shall not pay or set apart any amount for the redemption of any Preferred Stock, or pay any amount for the repurchase of any Preferred Stock, in excess of the amounts allowed by applicable corporations laws (hereinafter called the "Available Funds").

            (d) Effect of Redemption Notice. At the close of business on the Redemption Date for any share of Preferred Stock, such share shall (provided the Redemption Price (including any accrued and unpaid dividends to the Redemption Date) of such shares has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Company in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Section, subject to applicable escheat laws. No interest shall accrue on the Redemption Price of any share of Preferred Stock after the Redemption Date.

            (e) Effect of Prior Conversion. In the event that any shares of Preferred Stock shall be converted into Common Stock prior to the Redemption Date pursuant to Section 5, then (i) the Company shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Company immediately after such conversion (subject to declared dividends payable to holders of shares of Preferred Stock on the record date for such dividends being so payable, to the extent set forth in
 Section 5 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the Redemption Date).

       Section 7. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

       "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

       "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.001, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

       "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value and of which the denominator is the Conversion Price at such time.

       "Junior Securities" means the Common Stock and all other equity securities of the Company.

       "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

       "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq SmallCap Market or other national securities exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such national securities exchange or market on the date nearest preceding such date, or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or any national securities exchange or market, the closing bid for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Exchange at the close of business on such date, or (c) if the Common Stock is not quoted on the Nasdaq Stock Exchange, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the opening bid price on the next Trading Day on which the price of the Common Stock is reported.

       "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

       "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq Stock Market, or (c) if the Common Stock is not quoted on the Nasdaq Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

       RESOLVED FURTHER, that the President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

      IN WITNESS WHEREOF, Innovus Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Thomas C. Hemingway, its President, and attested by T. Richard Hutt, its Secretary, this 16th day of November, 1998.

                        ESYNCH CORPORATION


                         THOMAS C. HEMINGWAY
                         ----------------------------
                         Thomas C. Hemingway, President

 Attest:


 By:  T. RICHARD HUTT
      --------------------------
      T. Richard Hutt, Secretary


                              EXHIBIT A

                        NOTICE OF CONVERSION

 The undersigned hereby irrevocably elects to convert the number of shares of Series I Convertible Preferred Stock indicated below, into shares of Common Stock, par value U.S. $.001 per share (the "Common Stock"), of ESYNCH Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.
 No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.
 Conversion calculations:

       Date to Effect Conversion:

       Number of shares of Preferred
       Stock to be Converted:

       Applicable Conversion Price:

       Signature:

       Name:

       Address: